November 18, 2016
Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549
Ladies and Gentlemen:
We have read Item 77K of Form N-SAR dated November 21, 2016 of Pine Grove Alternative Institutional Fund and are in agreement with the statements concerning our firm therein.
/s/ Ernst & Young LLP New York, New York